UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2006

MANUGISTICS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22154	52-1469385
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9715 Key West Avenue Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 255-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 24, 2006, Manugistics Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JDA Software Group, Inc., a Delaware corporation (the “Buyer”), and Stanley Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the “Merger Sub”). Under the Merger Agreement, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as a wholly-owned subsidiary of the Buyer. At the effective time of the Merger, each issued and outstanding share of the Company’s Common Stock, par value $0.002 per share (the “Company Common Stock”), will be converted into the right to receive $2.50 in cash.

Pursuant to the terms of the Merger Agreement and as approved by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and by the Board, each option to purchase Company Common Stock outstanding as of the date of the Merger Agreement will become fully vested five days prior to the closing date of the Merger (the “Closing Date”), and, to the extent not exercised before the Closing Date, will be terminated and cancelled in consideration for a cash payment equal to the product of (1) the excess of $2.50 over the exercise price for the option multiplied by (2) the number of shares subject to the option. Also pursuant to the terms of the Merger Agreement, all shares of restricted Company Common Stock will become fully vested on the Closing Date, and each holder will be entitled to receive a cash amount equal to the product of $2.50 and the number of shares of restricted Company Common Stock held by such holder.

The Merger Agreement has been approved by the Board. The transactions contemplated by the Merger Agreement are subject to approval by the holders of a majority of the issued and outstanding shares of Company Common Stock. The transactions contemplated by the Merger Agreement also are subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other closing conditions. The Merger Agreement provides for a termination fee of $9.75 million in connection with the transactions contemplated by the Merger Agreement, which is payable by the Company under certain circumstances.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, the Company, directors, officers and certain stockholders of the Company executed an agreement with the Buyer, whereby such stockholders agreed to vote their shares of Company Common Stock in favor of the proposed Merger and against any other proposal or offer to acquire the Company (the “Voting Agreements”). If the Merger Agreement is terminated for any reason, the Voting Agreements will also terminate. The foregoing description of the Voting Agreements is not complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Amendment to Employment Agreement of Joseph L. Cowan, CEO

On April 23, 2006, the Compensation Committee approved an amendment to Joseph L. Cowan’s employment agreement to extend his housing allowance through the earliest of (i) July 21, 2006, (ii) the date he purchases a residence within commuting distance of the Company, or (iii) 30 days after the last day of his employment with the Company. The amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended February 28, 2006.

Enhanced Bonus for Kelly Davis-Stoudt

On April 23, 2006, the Compensation Committee approved an additional discretionary bonus for Kelly Davis-Stoudt, the Company’s Vice President, Chief Accounting Officer and Controller, with respect to her services in the fourth quarter of the Company’s fiscal year ended February 28, 2006 (by treating her as though her bonus percentage for that quarter had been 60% of base salary rather than 40% of base salary) and changed her target bonus percentage for the current fiscal year and forward from 40% of base salary to 60% of base salary.

Termination of Employee Stock Purchase Plan

On April 23, 2006, the Board approved the termination of all outstanding purchase rights under the Company’s Employee Stock Purchase Plan (the “ESPP”), as of June 1, 2006, in accordance with the terms of the ESPP, with any unused contributions to be returned to the participants as soon as reasonably practicable following the closing of the Merger.

Meeting Fees for the Special Committee of the Board of Directors

On April 23, 2006, the Corporate Governance Committee of the Board approved compensation for a Special Committee that the Board had appointed to provide an efficient process for the evaluation of various strategic alternatives for the assets or businesses of the Company. The Chairman of the Special Committee shall receive $750 for each meeting attended and each other member of the Special Committee shall receive $500 for each meeting attended. The Corporate Governance Committee directed that any prior meeting fees be paid as soon as practicable.

Amendment to Rights Agreement

In connection with the Merger Agreement, on April 24, 2006, the Company and Computershare Trust Company, N.A. (formerly Equiserve Trust Company, N.A.) (“Computershare”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated October 28, 2004 (the “Rights Agreement”), between the Company and Computershare. As a result of the Amendment, the preferred stock purchase rights issued under the Rights Agreement will be inapplicable to the Merger, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement and the Voting Agreements. The execution, delivery, consummation or performance of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby will not cause the rights to separate from shares of Company Common Stock or permit the Company’s stockholders to exercise the rights. In addition, the rights will expire immediately upon the effective time of the Merger.

The Amendment provides, among other things, that (a) neither the Buyer nor Merger Sub nor any of their respective affiliates shall be or become an “Acquiring Person” under the Rights Agreement and (b) neither a “Distribution Date,” “Stock Acquisition Date” nor “Triggering Event” under the Rights Agreement will be deemed to have occurred solely as a result of (i) the adoption, approval, execution or consummation of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby or (ii) the public announcement of the adoption, approval, execution or consummation of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, the Buyer, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and the Buyer through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Manugistics Investor Relations, Manugistics Group, Inc., 9715 Key West Avenue, Rockville, Maryland 20850, 301-255-5000.

The Buyer and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Buyer’s directors and executive officers is contained in the Buyer’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 3, 2006, which are filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended February 28, 2005 and its proxy statement dated June 28, 2005, which are filed with the SEC. As of February 28, 2006, the Company’s directors, executive officers and affiliates beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 30.7 million shares, or 36.5%, of the Company Common Stock. All outstanding options for Company Common Stock and all outstanding restricted Company Common Stock, whether or not vested, including those held by current directors and executive officers, will be cashed-out in the Merger based on the $2.50 per share purchase price or rendered null and void, as described above.

In addition, in connection with the execution of the Merger Agreement, Mr. Cowan entered into an amendment to his employment agreement described above.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K contain forward-looking statements regarding the proposed transaction between the Buyer and Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the Buyer’s or the Company managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the ability to obtain the approval of the Company’s stockholders; the ability to consummate the transaction; the ability of the Buyer to successfully integrate the Company’s operations and employees; the Company’s ability to remain competitive in its markets as the enterprise application software sector consolidates; the loss of significant customers; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended February 28, 2005 and its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 2.02.  Results of Operations and Financial Condition.

On April 24, 2006, the Company issued a press release announcing the preliminary results for its fiscal fourth quarter ended February 28, 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1.  The information contained in Item 2.02 of this Current Report on Form 8-K and the attached exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission.  The information contained in this Item 2.02 and in the accompanying exhibit 99.1 shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Merger Agreement, on April 24, 2006, the Company and Computershare entered into the Amendment to Rights Agreement in order to make the preferred stock purchase rights issued under the Rights Agreement inapplicable to the Merger, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement and the Voting Agreements. The Amendment is described in more detail under Item 1.01 hereto under the caption “Amendment to Rights Agreement.”

Item 8.01. Other Events.

Reference is made to the Company’s press release dated April 24, 2006 announcing the Merger Agreement, which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Manugistics has posted Frequently Asked Questions regarding the Merger and the transactions contemplated by the Merger to its website following the public announcement of the execution of the Merger Agreement. The full text of the Frequently Asked Questions is attached as Exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC.

Date: April 25, 2006	By:	/s/ Joseph L. Cowan
Joseph L. Cowan
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 24, 2006, by and between Manugistics Group, Inc., JDA Software Group, Inc. and Stanley Acquisition Corp.

4.1	Amendment to Rights Agreement, dated as of April 24, 2006, between Manugistics Group, Inc. and Computershare Trust Company, N.A.

99.1	Press Release dated April 24, 2006 Announcing the Company’s Preliminary Fourth Quarter Results.

99.2	Joint News Release dated April 24, 2006 Announcing the Agreement and Plan of Merger.

99.3	Form of Voting Agreement.

99.4	Manugistics Group, Inc. Frequently Asked Questions Relating to JDA’s Pending Acquisition of Manugistics Group, Inc.